UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 10, 2014

(Date of earliest event reported)

ABIOMED, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-2743260
(State or other Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-09585

(Commission File Number)

22 Cherry Hill Drive

Danvers, MA 01923

(Address of Principal Executive Offices, including Zip Code)

(978) 646-1400

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01 Other Events.

As previously reported, on February 4, 2013, an alleged holder of our common stock filed a derivative action on our behalf against each of our directors in the U.S. District Court for the District of Massachusetts. The complaint alleged that the directors breached their fiduciary duties to us and our stockholders in connection with disclosures related to the U.S Food and Drug Administration and the marketing and labeling of our Impella 2.5 product and sought damages in an unspecified amount.

On March 22, 2013, we filed a motion to dismiss the derivative action. On June 21, 2013, the U.S. District Court entered an order granting our motion and dismissed the derivative action in its entirety. The plaintiff appealed the dismissal to the United States Court of Appeals for the First Circuit. Oral argument was conducted before the appellate court on February 5, 2014. On June 10, 2014, the United States Court of Appeals for the First Circuit affirmed the order of dismissal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Abiomed, Inc.

By:	/s/ Robert L. Bowen
Robert L. Bowen Vice President and Chief Financial Officer (Principal Accounting and Financial Officer)

Date: June 11, 2014